February 18, 1994


                      AN IMPORTANT REMINDER


Dear Fellow Shareholder:

     Proxy materials for the 1994 Annual Meeting of Shareholders of SafeCard Services, Incorporated have been previously mailed to you. According to our records, your proxy card for this important meeting has not yet been received.

     Regardless of the number of shares you own, it is important that they be represented and voted at the meeting. Accordingly, please take a moment to sign, date and mail promptly the enclosed proxy. Your interest and participation in the affairs of your Company is sincerely appreciated.

     Thank you for your continued support.


                                         Very truly yours,

                                         PAUL G. KAHN

                                         Paul G. Kahn
                                         Chairman and
                                         Chief Executive Officer


        IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT OUR
                   THANKS AND DISREGARD THIS REQUEST.